Exhibit 10.1

Pursuant to Section 3.1(a) of the SIGA Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”), a new Section 2.9 is hereby added to the Plan to read as follows:

2.9           Grant of Restricted Stock Units

(a)           Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the award certificate.  If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)           Vesting/Nontransferability.  The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.  Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable award certificate.

(c)           Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a award certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested prior to, and do not vest on account of, such termination of employment.

(d)           Shareholder Rights.  The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.